UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2015

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio	45342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 27, 2015, the Board of Directors (the “Board”) of Teradata Corporation (the “Company” or “Teradata”) approved the election of Lisa R. Bacus and Michael P. Gianoni (collectively, the “New Directors”) as members of the Board, effective as of January 27, 2015 (the “Effective Date”). Teradata expanded the size of the Board from nine to eleven to accommodate the addition of the New Directors. Ms. Bacus will serve as a Class II director and Mr. Gianoni will serve as a Class III director, until the Annual Meeting of Stockholders in 2015 and 2016, respectively, or until such time as his or her successor is duly elected and qualified or as otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Board has determined that each of the New Directors is independent under Teradata’s Corporate Governance Guidelines and the requirements of the New York Stock Exchange. There are no arrangements or understandings between any New Director and any other person pursuant to which a New Director was selected as a director. There are no transactions involving either New Director that would be required to be reported under Item 404(a) of Regulation S-K.

As of the Effective Date, both of the New Directors will participate in certain non-employee director compensation arrangements under the Teradata Corporation Director Compensation Program (the “Program”), a copy of which may be found at Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by Teradata on May 15, 2008 (SEC file number 001-33458), with the U.S. Securities and Exchange Commission. Under the terms of the Program, each New Director will receive a prorated annual retainer for the year starting on the date of the Company’s 2014 Annual Meeting in the amount of $12,500.

Under the Company’s equity approval policy, no equity-based award may be granted to non-employee directors during a Company blackout period. Because Teradata was in a blackout period on the Effective Date, after Teradata’s first quarter blackout period expires in February 2015, the Board will approve equity grants under the terms of the Program for each New Director, including (a) an initial restricted share unit equity grant with a value of $75,000, and (b) a mid-year restricted share unit equity grant that will be the equivalent of the prorated annual equity award to non-employee directors under the Program.

Effective as of the Effective Date, the membership of the committees of the Board is as follows:

•	Audit Committee: Messrs. Lund (Chair), Boykin, Fu, and Kepler and Ms. Cooper;

•	Compensation and Human Resource Committee: Messrs. Schwarz (Chair), Ringler, and Stavropoulos and Ms. Bacus;

•	Committee on Directors and Governance: Messrs. Stavropoulos (Chair), Gianoni, and Ringler; and

•	Executive Committee: Messrs. Ringler, Koehler, Lund and Stavropoulos.

On January 27, 2015, Teradata issued a press release that announced the election of the New Directors to the Board as of January 27, 2015, a copy of which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 27, 2015, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

	By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Secretary

Dated: January 28, 2015

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated January 27, 2015, issued by the Company.